As filed with the U.S. Securities and Exchange Commission on August 28, 2026.

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

ELITE EXPRESS HOLDING INC.

(Exact name of registrant as specified in its charter)

Delaware	99-2516128
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

23046 Avenida De La Carlota, Suite 600

Laguna Hills, CA 92653
(949) 758-0650
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Yidan Chen

Chief Executive Officer

23046 Avenida De La Carlota, Suite 600

Laguna Hills, CA 92653
(949) 758-0650
(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

Huan Lou, Esq.
David Manno, Esq.

McCarter & English, LLP

250 West 55th St., 13th Floor

New York, NY 10019
(212) 609-6800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 28, 2026

PROSPECTUS

$300,000,000

Elite Express Holding Inc.

Class A Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

Elite Express Holding Inc. (the “Company,” “we,” “us” or “our”) may offer and sell, from time to time in one or more offerings, any combination of shares of our Class A common stock, par value $0.000001 per share (“Class A Common Stock”), preferred stock, debt securities, warrants, rights or units having an aggregate offering price not exceeding $300,000,000. The preferred stock, debt securities, warrants, rights and units may be exercisable or exchangeable for Class A Common Stock, preferred stock or other securities of ours.

This prospectus provides a general description of the securities that we may offer. We will provide specific terms of the offerings of our securities in one or more supplements to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest in any of our securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers or through a combination of these methods on a continuous or delayed basis. For additional information on the methods of sale, see the section entitled “Plan of Distribution” in this prospectus. We will also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our Class A Common Stock is currently listed on The Nasdaq Capital Market under the symbol “ETS.” On August 25, 2026, the last reported sale price of our Class A Common Stock on The Nasdaq Capital Market was $0.7883 per share.

The aggregate market value of our outstanding Class A Common Stock held by non-affiliates is approximately $ 55,687,506.20, based on 44,550,005 shares of Class A Common Stock outstanding as of August 26, 2026, of which 44,550,005 shares were held by non-affiliates, and a per-share price of $1.25, based on the closing sale price of our Class A Common Stock on The Nasdaq Capital Market on August 6, 2026, which was the highest closing sale price of our Class A Common Stock within the 60 days prior to the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 4 and in the documents which are incorporated by reference herein and contained in the applicable prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 28, 2026.

You should rely only on the information contained in this prospectus and any accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and any accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time having an aggregate offering price of up to $300,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time that we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities that we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus, including the section entitled “Risk Factors,” and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”.

In addition, this prospectus does not contain all the information provided in the registration statement that we filed with the SEC. For further information, we refer you to the registration statement, including its exhibits. The registration statement can be read on the SEC’s website or at the SEC’s offices mentioned below under the heading “Where You Can Find More Information”. Statements contained in this prospectus and any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of such matters.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

In this prospectus, we refer to Elite Express Holding Inc. as “we,” “us,” “our,” “ETS,” “Elite Express” and the “Company,” unless we specifically state otherwise or the context indicates otherwise.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any amendment and the information incorporated by reference into this prospectus, including the sections entitled “Risk Factors”, contain “forward-looking statements” within the meaning of Section 21(E) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act. These forward-looking statements include, without limitation: statements regarding new products or services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of our management’s goals and objectives; statements concerning our competitive environment, availability of resources and regulation; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or our management’s good faith belief as of that time with respect to future events. Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements due to a number of factors including, but not limited to, those set forth under the heading “Risk Factors” in this prospectus, as well as other risks discussed in documents that we file with the SEC.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. You should review our subsequent reports filed with the SEC described in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference,” all of which are accessible on the SEC’s website at www.sec.gov.

PROSPECTUS SUMMARY

General

We are a holding company incorporated in Delaware. Through our wholly owned subsidiary, JAR Transportation Inc., a California corporation (“JAR”), we specialize in last-mile delivery services within California. Our core business focuses on retrieving packages from distribution hubs and ensuring their prompt and secure delivery to recipients’ doorsteps. Committed to innovation and efficiency, our mission is to optimize last-mile logistics by providing efficient, reliable and innovative delivery solutions.

Elite Express Holding Inc. was incorporated on April 3, 2024 under the laws of the State of Delaware and was formed for the purpose of acquiring JAR. On October 25, 2024, we acquired all issued and outstanding shares of JAR for total cash consideration of $1,367,169, after which JAR became our wholly owned subsidiary.

As of the date of this prospectus, we employed approximately 29 full-time staff, including approximately 23 drivers. Our fleet consisted of approximately 22 trucks and trailers. We provide exclusive pickup and delivery services within our designated service area, covering approximately 1,665.28 square miles. We utilize GroundCloud, a leading logistics software, during our course of business, for route optimization, driver management and compliance monitoring.

Additionally, we are actively expanding our investment in advanced technologies to enhance our scalability, automate our operations and drive our data-driven decision-making. On an average day, we complete between 1,100 to 1,700 stops, facilitating the pickup and delivery of approximately 1,800 to 2,500 packages. During peak seasons, our daily stops rise to an estimated 2,000, allowing us to meet heightened demand with efficiency and reliability.

Currently, we pick up packages from the distribution hubs of FedEx and deliver them to recipients within designated service areas. While FedEx has been our only customer under an Independent Service Provider (“ISP”) agreement, we are actively exploring opportunities to expand our customer base, diversify our revenue streams and strengthen our market presence.

The holding company, prior to the acquisition of JAR on October 25, 2024, did not have any active business operations.

Corporate Information

We were incorporated under the laws of the State of Delaware on April 3, 2024. JAR was incorporated under the laws of the State of California on May 27, 2020, and became our wholly owned subsidiary on October 25, 2024. Our principal executive offices are located at 23046 Avenida De La Carlota, Suite 600, Laguna Hills, California 92653, and our telephone number is (949) 758-0650. Our website address is https://www.eliteexpressholding.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein. We have included our website address as an inactive textual reference only.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended November 30, 2025, filed with the SEC on February 27, 2026, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on March 18, 2026, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and free writing prospectus before acquiring any such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

There may be other unknown or unpredictable operational, regulatory, economic, business, competitive or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Special Note Regarding Forward-Looking Statements” included in this prospectus and any similar section contained in any applicable prospectus supplement or free writing prospectus, and the documents incorporated by reference herein and therein, concerning factors you should consider before investing in our securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

THE SECURITIES THAT WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of such securities may differ from the terms that we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which such securities will be listed.

We may sell from time to time, in one or more offerings:

●	shares of our Class A Common Stock;

●	shares of our preferred stock;

●	debt securities;

●	warrants to purchase shares of our Class A Common Stock, preferred stock or debt securities;

●	rights to purchase shares of our Class A Common Stock, preferred stock or other securities; and/or

●	units consisting of any of the securities listed above.

The terms of any securities that we offer will be determined at the time of sale. We may issue securities that are exchangeable or exercisable for Class A Common Stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of such securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our securities is not complete and may not contain all the information you should consider before investing in our securities. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation (our “Certificate of Incorporation”) and our amended and restated bylaws (our “Bylaws”), copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The summary below is also qualified by reference to the provisions of the Delaware General Corporation Law (the “DGCL”).

General

Our authorized capital stock consists of 1,005,000,000 shares, par value $0.000001 per share, consisting of 900,000,000 shares of Class A Common Stock, 100,000,000 shares of Class B common stock (“Class B Common Stock”) and 5,000,000 shares of preferred stock (“Preferred Stock”). As of the date of this prospectus, 44,550,005 shares of Class A Common Stock and 4,166,667 shares of Class B Common Stock were issued and outstanding. As of the date of this prospectus, no shares of Preferred Stock were issued and outstanding.

Common Stock

Voting Rights. Except as otherwise required by law or provided in our Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to a vote of stockholders. Each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to 15 votes. Stockholders do not have cumulative voting rights in the election of directors.

Conversion Rights. Each share of Class B Common Stock is convertible, at any time after issuance and at the option of the holder, into one share of Class A Common Stock. Shares of Class A Common Stock are not convertible into shares of any other class.

Dividend Rights. Subject to preferences that may apply to any then-outstanding Preferred Stock, holders of Class A Common Stock and Class B Common Stock are entitled to receive dividends, if any, as may be declared by our board of directors out of funds legally available for that purpose. Except for voting and conversion rights, holders of Class A Common Stock and Class B Common Stock have the same rights.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Other Rights. Except for the conversion rights of the Class B Common Stock described above, holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock.

Preferred Stock

Our Certificate of Incorporation authorizes our board of directors, without further action by our stockholders, to issue up to 5,000,000 shares of Preferred Stock in one or more series and to fix the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, of each series. These rights may include dividend rights, voting rights, conversion rights, redemption provisions, sinking fund provisions and liquidation preferences. The issuance of Preferred Stock could adversely affect the voting power and other rights of holders of our Class A Common Stock and could have the effect of delaying, deferring or preventing a change in control of our company.

Forum Selection

Section 7.13 of our Bylaws provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This exclusive forum provision does not apply to claims arising under the Exchange Act, for which the federal courts have exclusive jurisdiction, or to any other claim for which the federal courts have exclusive jurisdiction.

This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable and may increase the costs associated with such a claim. There is uncertainty as to whether a court would enforce this provision, and stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. If a court were to find this provision inapplicable or unenforceable, we may incur additional costs associated with resolving the dispute in another forum. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to this provision.

Anti-Takeover Provisions

Certain provisions of the DGCL, our Certificate of Incorporation and our Bylaws could have the effect of delaying, deferring or preventing a change in control of our company or changes in our management that stockholders may consider favorable. These provisions may also discourage proxy contests and make it more difficult for stockholders to elect directors and take other corporate actions.

We are subject to Section 203 of the DGCL. In general, Section 203 prohibits a Delaware corporation from engaging in a business combination with an interested stockholder for three years after the time that the stockholder became an interested stockholder, unless: (i) before that time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, excluding certain shares; or (iii) at or after that time, the business combination is approved by the board of directors and authorized at a stockholder meeting by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or, within the prior three years, owned 15% or more of the corporation’s outstanding voting stock.

Our Certificate of Incorporation and Bylaws include provisions that may have an anti-takeover effect, including:

●	the authorization of a dual-class common stock structure under which each share of Class B Common Stock has 15 votes, compared with one vote for each share of Class A Common Stock;

●	the authorization of “blank check” Preferred Stock that our board of directors may issue without stockholder approval, subject to applicable law and Nasdaq rules;

●	the power of our board of directors to fix the number of directors and to fill vacancies and newly created directorships, subject to the rights of holders of any series of Preferred Stock;

●	the limitation of the persons who may call a special meeting of stockholders to our Chief Executive Officer, the chairperson of our board of directors or our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors;

●	advance notice requirements for stockholder proposals and nominations of candidates for election to our board of directors; and

●	the authority of our board of directors and holders of at least a majority of the outstanding voting power to amend our Bylaws, subject to applicable law and our Certificate of Incorporation.

Our Bylaws permit stockholder action by written consent if the consent is signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote were present and voted.

Authorized but Unissued Shares

Our authorized but unissued shares of Class A Common Stock, Class B Common Stock and Preferred Stock are available for issuance without stockholder approval, subject to applicable law and Nasdaq rules. We may use these shares for a variety of corporate purposes, including raising additional capital, acquisitions and employee stock plans. The existence of our authorized but unissued shares of common stock could render it more difficult or discourage an attempt to obtain control of the company by means of a proxy context, tender offer, merger or otherwise.

Limitation on Liability and Indemnification

Our Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. The DGCL currently permits such limitation of liability, except for liability: (i) for any breach of the director’s duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

Section 7.6 of our Bylaws requires us, to the fullest extent permitted by applicable law, to indemnify and hold harmless our directors and officers and to advance expenses incurred by them in defending covered proceedings, subject to the conditions set forth in our Bylaws and the DGCL. Our Bylaws also permit us to maintain insurance for our directors, officers, employees and agents. We purchased directors’ and officers’ liability insurance on August 21, 2025 and renewed on August 10, 2026.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Listing

Our Class A Common Stock is listed on The Nasdaq Capital Market under the symbol “ETS.”

Transfer Agent and Registrar

We have appointed Vstock Transfer, LLC, telephone 212-828-8436, located at 18 Lafayette Place, Woodmere, NY 11598, as the transfer agent for our common stock.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities and will be equal in ranking.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us;

●	the rate or rates of amortization of the debt securities;

●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default applicable to the debt securities, as described in the applicable prospectus supplement;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. We will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our Class A Common Stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our Class A Common Stock and the number of shares of Class A Common Stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants, Class A Common Stock, preferred stock and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Outstanding Warrants

As of the date of this prospectus, we have no outstanding warrants, options, convertible securities or other securities exercisable for or convertible into shares of our capital stock.

DESCRIPTION OF RIGHTS

We may issue rights to purchase shares of our Class A Common Stock, preferred stock, debt securities or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the holder receiving the rights in such offering. The applicable prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

●	the price, if any, per right;

●	the exercise price payable for Class A Common Stock, preferred stock or other securities upon the exercise of the rights;

●	the number of rights issued or to be issued to each holder;

●	the number and terms of Class A Common Stock, preferred stock or other securities which may be purchased per right;

●	the extent to which the rights are transferable;

●	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the applicable securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements with one or more underwriters or other purchasers, pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate unit agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued and any provisions of the unit agreement that differ from those described herein;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The other provisions regarding our Class A Common Stock, preferred stock, debt securities, warrants and rights as described in this prospectus will apply to each unit to the extent such unit consists of shares of our Class A Common Stock, preferred stock, debt securities, warrants and/or rights.

PLAN OF DISTRIBUTION

General

We may sell the securities being offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

●	through underwriters or dealers;

●	through agents;

●	directly by us to purchasers;

●	in a rights offering;

●	in “at the market” offerings within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through a combination of any of these methods; or

●	through any other method permitted by applicable law and described in a prospectus supplement.

●	The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds that we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any commissions paid to agents;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any delayed delivery arrangements;

●	any additional risk factors applicable to the securities that we propose to sell; and

●	any securities exchange or market on which the securities may be listed.

●	we may sell the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on The Nasdaq Capital Market, or such other exchange or automated quotation system on which our securities trade, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our Class A Common Stock, which is currently traded on The Nasdaq Capital Market. We may elect to list any of the securities on an exchange but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of or the trading market for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum aggregate discounts, commissions, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate offering price of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we or our affiliates may engage in transactions with these underwriters, dealers and agents in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer, sale or resale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by McCarter & English, LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Elite Express Holding Inc. and its subsidiary as of November 30, 2025 and for the year then ended, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended November 30, 2025, have been so incorporated in reliance on the report of Audit Alliance LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

The consolidated financial statements of Elite Express Holding Inc. as of November 30, 2024 (Successor Company), the financial statements of JAR Transportation Inc. as of November 30, 2023 (Predecessor Company), and the related statements for the periods described in the report of Golden Eagle CPAs LLC, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended November 30, 2025, have been so incorporated in reliance on the report of Golden Eagle CPAs LLC, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available on the SEC’s website at www.sec.gov and through our investor relations website at https://www.eliteexpressholding.com. Information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended November 30, 2025, filed with the SEC on February 27, 2026, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on March 18, 2026;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 2026 and May 31, 2026, filed with the SEC on April 13, 2026 and July 14, 2026, respectively;

●	our Current Reports on Form 8-K filed with the SEC on December 5, 2025, December 16, 2025, March 11, 2026, April 30, 2026, June 8, 2026 and August 7, 2026, in each case excluding any information furnished rather than filed, and any amendments to those reports; and

●	the description of our Class A Common Stock contained in our registration statement on Form 8-A filed with the SEC on August 20, 2025 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Elite Express Holding Inc.

23046 Avenida De La Carlota, Suite 600

Laguna Hills, CA 92653

(949) 758-0650

Copies of these filings are also available on our investor relations website at https://www.eliteexpressholding.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$41,430.00
FINRA filing fee	$45,500
Nasdaq listing fee	*
Transfer Agent and Registrar fees and expenses	*
Legal fees and expenses	*
Printing fees and expenses	*
Accounting fees and expenses	*
Miscellaneous fees and expenses	*
Total	*

*	These fees and expenses depend on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Officers and Directors.

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another entity, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 of the DGCL also provides that a corporation may indemnify such a person in an action by or in the right of the corporation against expenses, including attorneys’ fees, actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which the person has been adjudged liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, Section 145 requires the corporation to indemnify that person against expenses, including attorneys’ fees, actually and reasonably incurred in connection therewith. Section 145 also permits a corporation to purchase and maintain insurance on behalf of its directors, officers, employees and agents against liability asserted against or incurred by such persons in such capacity, whether or not the corporation would have the power to indemnify them against such liability under the DGCL.

Our Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our Bylaws provide for indemnification of our directors and officers to the fullest extent permitted by applicable law and for advancement of expenses, subject to the conditions set forth therein. Our Bylaws also permit us to maintain insurance to protect us and any director, officer, employee or agent against expense, liability or loss. We purchased directors’ and officers’ liability insurance on August 21, 2025 and renewed on August 10, 2026.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17. Undertakings.

(1)	The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(e)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(2)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laguna Hills, State of California, on August 28, 2026.

ELITE EXPRESS HOLDING INC.

By:	/s/ Yidan Chen
Yidan Chen
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yidan Chen and Ye Hua, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act and any pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto each attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and hereby ratifying and confirming all that each attorney-in-fact and agent, or any substitute, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, the following persons in the capacities and on the dates indicated have signed this registration statement below.

Signature	Title	Date
/s/ Yidan Chen Yidan Chen	Chief Executive Officer, President and Director (Principal Executive Officer)	August 28, 2026
/s/ Ye Hua Ye Hua	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 28, 2026
/s/ Huan Liu Huan Liu	Chairman of the Board of Directors	August 28, 2026
/s/ Huanhuan Tian Huanhuan Tian	Independent Director	August 28, 2026
/s/ Huaqin He Huaqin He	Independent Director	August 28, 2026
/s/ Jianing Lu Jianing Lu	Independent Director	August 28, 2026

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1*	Form of Underwriting Agreement.

3.1**	Amended and Restated Certificate of Incorporation of Elite Express Holding Inc. (incorporated by reference to Exhibit 3.1 to the registration statement on Form S-1 (File No. 333-286965) filed with the SEC on May 5, 2025).

3.2**	Amended and Restated Bylaws of Elite Express Holding Inc. (incorporated by reference to Exhibit 3.2 to the registration statement on Form S-1 (File No. 333-286965) filed with the SEC on May 5, 2025).

4.1**	Specimen Certificate for Class A Common Stock (incorporated by reference to Exhibit 4.1 to the registration statement on Form S-1 (File No. 333-286965), as amended).

4.2*	Form of Certificate of Designation of Preferred Stock.

4.3*	Form of Preferred Stock Certificate.

4.4*	Form of Debt Security.

4.5*	Form of Warrant Agreement and Warrant Certificate.

4.6*	Form of Rights Agreement and Rights Certificate.

4.7*	Form of Unit Agreement and Unit Certificate.

5.1	Opinion of McCarter & English, LLP.

23.1	Consent of Audit Alliance LLP.

23.2	Consent of Golden Eagle CPAs LLC.

23.3	Consent of McCarter & English, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page hereto).

107	Calculation of Filing Fee Tables.

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

**	Previously filed.